                            [Renal Care Group LOGO]


                              N e w s R e l e a s e


CONTACT:          R. DIRK ALLISON
                  CHIEF FINANCIAL OFFICER
                  615-345-5500


                     RENAL CARE GROUP REPORTS FOURTH QUARTER
                             EARNINGS GROWTH OF 25%


         Nashville, Tennessee (February 25, 2003) -- Renal Care Group, Inc. (NYSE:RCI) today announced results for the fourth quarter and year ended December 31, 2002.

         Mr. Sam Brooks, chairman, president and chief executive officer of Renal Care Group, said, "During 2002, Renal Care Group met or exceeded each of the financial goals we had set for the year and our balance sheet and liquidity position remain strong. We have to give credit to our over 6,500 associates and to our affiliated physicians, all of whom steadfastly focus on providing optimal care for our patients every day."

         For the fourth quarter ended December 31, 2002, Renal Care Group's revenues increased 19.3% to $243.0 million compared with revenues of $203.7 million for the same period in 2001. Net income rose 20.7% to $24.9 million from $20.6 million in the same period last year. Net income per share increased 25.0% to $0.50 compared with net income per share of $0.40 in the same quarter of last year. For the quarter ended December 31, 2002, same-market treatment growth was 5.6% and same-market revenue growth was 12.5%.

         For the year ended December 31, 2002, revenues increased 19.6% to $903.4 million compared with revenues of $755.1 million for the same period in 2001. Net income rose 20.7% to $92.5 million from $76.6 million in the year 2001. Net income per share increased 19.7% to $1.82 compared with net income per share of $1.52 in the year 2001. For the year ended December 31, 2002, same-market treatment growth was 5.8% and same-market revenue growth was 12.7%.

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, February 26, 2003, at 10:00 a.m. Central Time. A listen-only simulcast, as well as a 30-day replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com or www.companyboardroom.com.


                                    --MORE--


                             Renal Care Group, Inc.
                         2525 West End Avenue, Suite 600
                               Nashville, TN 37203
                  Telephone 615.345.5500 Facsimile 615.345.5505

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RCI Announces Year-End Results
Page 2
February 25, 2003




         Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company currently treats more than 20,500 patients at 268 owned outpatient dialysis facilities, in addition to providing acute dialysis services at approximately 120 hospitals. Over 6,500 associates provide services across the Company's 27-state network. More information about Renal Care Group, Inc. may be found at www.renalcaregroup.com.

Certain statements in this press release, particularly those of Mr. Brooks constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are usually preceded by words like expect, plan, intend, will and the like. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: executive succession and dependence on executive officers; compliance with health care and other applicable laws; the integration of acquired companies; changes in the Medicare and Medicaid programs; risks related to the drug Epogen (EPO); payment reductions by private insurers, hospitals or managed care organizations; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. Copies of these filings are available from Renal Care Group upon request.


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RCI Announces Year-End Results
Page 3
February 25, 2003



                             RENAL CARE GROUP, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
            (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING DATA)


                                                    THREE MONTHS ENDED                      YEAR ENDED
                                                       DECEMBER 31,                        DECEMBER 31,
                                               --------------------------         ------------------------------
                                                  2002             2001              2002               2001
                                                --------         --------         ----------         ----------
Net revenue                                     $242,998         $203,700         $  903,387         $  755,082
Operating costs and expenses:
     Patient care costs                          157,512          132,105            589,696            489,271
     General and administrative expenses          22,046           17,308             78,079             64,530
     Provision for doubtful accounts               6,273            5,405             23,501             20,290
     Depreciation and amortization                10,735           10,824             40,432             38,945
                                                --------         --------         ----------         ----------
       Total cost and expenses                   196,566          165,642            731,708            613,036

Income from operations                            46,432           38,058            171,679            142,046

Interest expense, net                                260              166              1,140              2,636
                                                --------         --------         ----------         ----------

Income before minority interest and
      income taxes                                46,172           37,892            170,539            139,410

Minority interest                                  6,029            4,522             21,410             15,478
                                                --------         --------         ----------         ----------

Income before income taxes                        40,143           33,370            149,129            123,932

Provision for income taxes                        15,248           12,740             56,669             47,331
                                                --------         --------         ----------         ----------

Net income                                      $ 24,895         $ 20,630         $   92,460         $   76,601
                                                ========         ========         ==========         ==========

Diluted net income per share                    $   0.50         $   0.40         $     1.82         $     1.52
                                                ========         ========         ==========         ==========

Weighted average shares outstanding               49,960           51,170             50,767             50,433
                                                ========         ========         ==========         ==========

Patients                                          20,568           18,763             20,568             18,763
Treatments                                       792,445          709,586          3,019,675          2,686,181

Same-market treatment growth                         5.6%             5.4%               5.8%               5.4%
Same-market revenue growth                          12.5%            14.6%              12.7%              13.7%

Patient revenue per treatment                   $    305         $    285         $      297         $      278


                                    --MORE--

RCI Announces Year-End Results
Page 4
February 25, 2003




                             RENAL CARE GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          DECEMBER 31,  DECEMBER 31,
                                                                              2002          2001
                                                                          ------------  ------------
ASSETS:
Current assets:
     Cash and cash equivalents                                             $  38,359     $  27,423
     Accounts receivable, net                                                152,440       127,056
     Other current assets                                                     55,062        58,828
                                                                           ---------     ---------
       Total current assets                                                  245,861       213,307

Property, plant and equipment, net                                           202,972       175,925
Intangibles and other assets, net                                            291,290       261,817
                                                                           ---------     ---------

       TOTAL ASSETS                                                        $ 740,123     $ 651,049
                                                                           =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                                                  $ 135,380     $ 109,260
Long-term debt                                                                10,161         3,776
Other liabilities                                                             50,694        27,762
                                                                           ---------     ---------
       Total liabilities                                                     196,235       140,798
                                                                           ---------     ---------

Stockholders' equity:
     Common stock, $0.01 par value per share, 90,000 shares authorized,
       51,176 and 49,597 shares issued, respectively                             512           496
     Treasury stock, 2,983 and 100 shares, respectively                      (93,953)       (3,059)
     Additional paid-in capital                                              309,355       277,300
     Retained earnings                                                       327,974       235,514
                                                                           ---------     ---------

       Total stockholders' equity                                            543,888       510,251
                                                                           ---------     ---------

       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                                             $ 740,123     $ 651,049
                                                                           =========     =========

                                      -END-